Exhibit 6.6

That certain convertible promissory note, dated May 7, 2018, in the principal amount of $50,000.00 issued by Rayton Solar, Inc., a Delaware corporation, in favor of ReGen America Inc., a California corporation (the “Original Note”), is hereby amended and restated to read in its entirety as follows: THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. HOLDER SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS. RAYTON SOLAR, INC. AMENDED AND RESTATED CONVERTIBLE PROMISSORY NOTE Los Angeles, CA November 13, 2018 FOR VALUE RECEIVED HEREBY, Rayton Solar, Inc., a Delaware corporation (the “Company”), promises to pay to ReGen America Inc., a California corporation, or its registered assigns (collectively, the “Holder”), the sum of any and all amounts that the Holder has advanced and may hereafter advance to the Company or any other third parties on behalf of the Company as set forth on Schedule 1 attached hereto, which may be amended from time to time as funds are advanced, together with simple interest thereon in accordance with the terms of this amended and restated convertible promissory note (the “Note”) until this Note is repaid in full or converted pursuant to Section 4. The following is a statement of the rights of the Holder of this Note and the conditions to which this Note is subject, and to which the Holder hereof, by the acceptance of this Note, agrees: 1. Definitions. As used in this Note, the following terms, unless the context otherwise requires, have the following meanings: (i) “Business Day” means any day except Saturday, Sunday, any day which shall be a federal legal holiday in the United States, or any day on which banking institutions in Los Angeles, California are authorized or required by law or other governmental action to close. (ii)“Common Stock” means the Company’s common stock, par value $0.0001 per share. (iii) “Conversion Shares” means shares of Common Stock, or equivalent substitute equity securities of the Company, into which this Note may be converted pursuant to Section 4.

(iv) “Holder” when the context refers to a holder of this Note, shall mean any person who shall at the time be the registered holder of this Note. (v) “Issuance Date” means the date of this Note. (vi) stock; (b) a sale “Liquidity Event” means (a) an initial public offering of the Company’s of all or substantially all of the Company’s stock (for cash or share consideration), but excluding any merger effected exclusively for the purpose of changing the domicile of the Company; (c) a sale or licensing of all or substantially all of the Company’s assets, unless, in the event of a sale, the Company’s shareholders of record as constituted immediately prior to such acquisition or sale will immediately after such acquisition or sale (by virtue of securities issued as consideration for the Company’s acquisition or sale or otherwise) hold at least 50% of the voting power of the surviving or acquiring entity; or (d) any combination of the foregoing. 2. Interest; Repayment of the Note. 2.1 This Note shall accrue simple interest on each advance of funds from the date of the advance until such principal is paid or converted as provided in Section 4, at the rate of ten percent (10%) per annum; provided that, commencing upon the occurrence of any Event of Default and so long as any Event of Default exists, interest on this Note shall accrue at the rate of twelve percent (12%) per annum; provided further that the interest rate shall not exceed the maximum amount of interest permitted to be charged under applicable law. Upon conversion of this Note, accrued but unpaid interest shall be paid in cash or, at the election of the Holder, converted into Conversion Shares. 2.2 Subject to the terms of Section 4 below, this Note shall mature and all principal and interest described herein shall be due and payable three (3) years from the Issuance Date, at which time all principal and other amounts outstanding under this Note shall be due and payable (the “Maturity Date”). In addition, all amounts outstanding hereunder shall be due and payable on the date upon which the repayment of this Note is accelerated upon an Event of Default pursuant to this Note. All payments hereunder shall be made in lawful money of the United States of America and will be credited first to interest, fees, costs, and expenses then due and the remainder to the principal amount of this Note. 2.3 Subject to the term so Sections 4.1 and 4.2 below, the Company may not make optional prepayments of principal or interest on this Note prior to the Maturity Date without the prior written consent of Holder. 3. Legend. The Holder consents to the placement of a legend on any certificate or other document evidencing the Conversion Shares issued by the Company that such Conversion Shares have not been registered under the Securities Act or any state securities or “Blue Sky” laws and setting forth or referring to the restrictions on transferability and sale thereof contained in this Note. The Holder is aware that the Company will make a notation in its appropriate records with respect to the restrictions on the transferability of such Conversion Shares. The legend to be placed on each certificate shall be in form substantially similar to the following: THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES 2

ACT OF 1933, AS AMENDED AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED,HYPOTHECATED, OR (I) AN SUCH OTHERWISE EFFECTIVE SECURITIES DISPOSED OF IN THE ABSENCE OF REGISTRATION STATEMENTFOR UNDER SAID ACT OR (II) AN OPINION OF COMPANY COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED. 4. Conversion. The entire unpaid and outstanding principal amount and any accrued interest thereon under this Note shall be convertible into shares of the Company’s Common Stock, or, upon the occurrence of a Section 4.1 Transaction, defined below, into the same class and series of any equivalent substitute equity securities sold by the Company in such Section 4.1 Transaction, as applicable (such shares, the “Conversion Shares”), in accordance with the terms and conditions of this Section 4. 4.1 Automatic Conversion. Upon (1) the consummation of an investment in the Company’s equity securities in an aggregate amount of no less than $1,000,000, through a single transaction or related series of transactions involving the same party or parties and/or affiliates thereof (a “Section 4.1 Transaction”), or (2) the occurrence of a Liquidity Event, the entire unpaid and outstanding principal amount and any accrued interest thereon under this Note shall automatically convert in whole without any further action by the Holder into the Conversion Shares at the Conversion Price, as defined below. 4.2 Voluntary Conversion.Holder shall have the option to convert the entire unpaid and outstanding principal amount and any accrued interest thereon under this Note into the Conversion Shares at the fair market value of such Conversion Shares as determined by the Company’s Board of Directors in its reasonable good faith judgment if, as of the Maturity Date, no Section 4.1 Transaction has been consummated and no Liquidity Event has occurred. 4.3 Conversion Price. For purposes of this Note, the “Conversion Price” shall be that price per share that is seventy-five percent (75%) of the purchase price per share of the same class and series of equity securities sold by the Company in either a Section 4.1 Transaction or Liquidity Event. 4.4 Conversion Procedure. 4.4.1 Notice of Conversion. Before the Holder shall be entitled to convert this Note pursuant to Section 4.2, it shall surrender this Note at the office of the Company and shall give written notice, in the form of the Notice of Conversion attached hereto as Exhibit A, to the Company of the election to convert the same pursuant to Section 4.2, and shall state therein the name or names in which the Conversion Shares shall be issued. At its expense, the Company shall deliver or cause to be delivered to the Holder the applicable number of Conversion Shares in certificate form (bearing such legends as are required by applicable state and federal securities laws in the opinion of counsel to the Company). Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of this Note and receipt of the Conversion Notice. 4.5 Split, Subdivision, or Combination of Shares. If the Company shall at any time while this Note remains outstanding and unpaid, split, subdivide, or combine its equity securities, as applicable, into a different number of securities of the same class or otherwise, or as 3 part of a merger or acquisition transaction, the conversion ratio for such securities shall be proportionately decreased in the case of a split or subdivision or proportionately increased in the case of a combination and the number of such securities shall be proportionately increased in the case of a split or subdivision or proportionately decreased in the case of a combination. 4.6 Fractional Shares. No fractional shares will be issued upon conversion of this Note. In lieu thereof, the Company will pay to the Holder an amount in cash equal to the product obtained by multiplying the applicable Conversion Price applied to effect such conversion by the fraction of a share not issued pursuant to the previous sentence. 5. Events of Default. So long as this Note will remain unpaid in whole or in part as to either principal or interest, each of the following will constitute an “Event of Default” under this Note: (a) the commencement of an involuntary case or other proceeding against the Company seeking liquidation, reorganization, or other relief with respect to it or its debts under any applicable bankruptcy, insolvency, or other similar law now or hereafter in effect, or seeking the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Company, or for any substantial part of the property of the Company or the winding up or liquidation of the affairs of the Company, and such case or proceeding remains unstayed and undismissed for a period of sixty (60) days, or an order for relief is entered against the Company under the federal bankruptcy laws as now or hereafter in effect; (b) the commencement by the Company of a voluntary case under any applicable bankruptcy, insolvency, or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Company, or for any substantial part of the property of the Company, or the Company makes any general assignment for the benefit of creditors, or fails generally to pay its debts as they come due, or takes any corporate action to authorize any of the foregoing; or (c) failure on the part of the Company to observe or perform any of the terms or covenants contained in this Note and continuance of such failure for a period of sixty (60) days following receipt of notice from the Holders specifying such covenant and the nature of the Company's non-performance. 6. Remedies. Upon the occurrence or existence of any Event of Default, and at any time thereafter during the continuance of such Event of Default, the Holders may, by written notice to the Company, declare the unpaid principal amount of this Note, together with all interest accrued hereunder, to be forthwith due and payable immediately in cash, without further presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Company, to the fullest extent permitted by applicable law. All Notes for which the full amount hereunder shall have been paid in accordance herewith shall promptly be surrendered to or as directed by the Company. The Holder may enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such declaration may be rescinded and annulled by the Holder at any time prior to payment hereunder and the Holder shall have all rights as a Note holder until such time, if any, as the full payment under this Section 6 shall have been received by it. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon. In addition to the foregoing remedies, upon the occurrence of any Event of Default, the Holder may exercise any other right, power, or remedy granted to it by the Transaction Documents (as defined in the Agreement) or otherwise permitted to it by law, either by suit in equity or by action at law, or both. 7. Assignment. Subject to securities laws, the rights and obligations of the Company and the Holder of this Note shall be binding upon and benefit the successors and assigns of the parties; provided that the Company shall not assign its rights or obligations under this Note without the prior written consent of the Holder. 8. Waiver and Amendment. Any provision of this Note may be amended, waived, or modified upon the written consent of the Company and Holder. 9. Notices. Allnotices,requests,demands,consents,instructionsorother communications required or permitted hereunder shall be in writing and faxed, sent by electronic mail, mailed or delivered to each party at the respective addresses of the parties as set forth below, or at such other address as the Company shall have furnished to Holder in writing. All such notices and communications will be deemed effectively given the earlier of (i) when received, (ii) if sent via electronic mail, upon confirmation of delivery when directed to the relevant electronic mail address, (iii) when delivered personally, (iv) one business day after being delivered by facsimile (with receipt of appropriate confirmation), (v) one business day after being deposited with an overnight courier service of recognized standing or (vi) four days after being deposited in the U.S. mail, first class with postage prepaid. If to Company: Rayton Solar, Inc. 1729 21st Street Santa Monica, CA 90404 Attn: Andrew Yakub, CEO Email: andrewyakub@raytonsolar.com If to Holder: ReGen America Inc. 25544 Paine Circle Stevenson Ranch, CA 91381 Attn: Andrew Yakub, CEO Email: andrewyakub@raytonsolar.com 10. No Shareholder Rights.For so long as the Notes remain unconverted, nothing contained in this Note shall be construed as conferring upon the Holder or any other person the right to vote or to consent or to receive notice as a shareholder in respect of meetings of shareholders for the election of directors of the Company or any other matters or any rights whatsoever as a shareholder of the Company; and no dividends or interest shall be payable or accrued in respect of this Note or the Conversion Shares obtainable hereunder until, and only to the extent that, this Note shall have been converted. 11. Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of California, without regard to principles of conflicts of law.

12. Waiver.The Company hereby waives demand, notice, presentment, protest, and notice of dishonor. 13. Amendment and Restatement of Original Note. This Note amends and restates the Original Note in its entirety. All rights, benefits, indebtedness, interests, liabilities and obligations of the Company and Holder under the Original Note are hereby renewed, amended and restated in their entirety according to the terms and provisions set forth herein, and nothing contained herein shall constitute a novation of the Original Note. [SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company has caused this Note to be issued as of the Issuance Date. RAYTON SOLAR, INC., a Delaware corporation By: Name: Andrew Yakub Title: Chief Executive Officer Name of Holder: ReGen America Inc. Address: 25544 Paine Circle Stevenson Ranch, CA 91381 The undersigned Holder hereby acknowledges and agrees to the amendment and restatement of the Original Note in its entirety as provided in this Note. HOLDER: REGEN AMERICA INC. By: Name: Andrew Yakub Title: Chief Executive Officer

SCHEDULE 1 (as of November 13, 2018) Amount Advanced Date of Advance $50,000.00 May 7, 2018 S20,000.00 July 11, 2018 Aggregate Principal Amount $70,000.00

EXHIBIT A NOTICE OF CONVERSION (To Be Signed Only Upon Voluntary Conversion of Note) To: Rayton Solar, Inc. The undersigned, the holder of the foregoing Note, hereby surrenders such Note for conversion into shares of Conversion Shares of Rayton Solar, Inc. to the extent of $ unpaid principal and interest of such Note, and requests that the certificates for such shares be issued in the name of, and delivered to , whose address is . Dated: (Signature must conform in all respects to name of the registered holder of the Note) (Address)